UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

My Cloudz, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55852

(Commission File Number)

36-4797193

(IRS Employer Identification No.)

1119 West 1st Ave., Ste. G

Spokane, Washington 99201

(Address of principal executive offices)(Zip Code)

(253) 470-8043

Registrant’s telephone number, including area code

4010 East Tanager Lane

Mead, Washington 99021

(Former name or former address, if changed since last report.)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Statements

Statements in Exhibit 99.1 to this Current Report on Form 8-K may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “intend” and similar expressions, as they relate My Cloudz, Inc. (the “Company”) or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the Company’s business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in the Company’s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) the development and protection of our brands and other intellectual property, (ii) the need to raise capital to meet business requirements, (iii) significant fluctuations in marketing expenses, (iv) the ability to achieve and expand significant levels of revenues, or recognize net income, from the sale of our products and services, (v) the Company’s ability to conduct the business if there are changes in laws, regulations, or government policies related to cannabis, (vi) management’s ability to attract and maintain qualified personnel necessary for the development and commercialization of its planned products, and (vii) other information that may be detailed from time to time in the Company’s filings with the United States Securities and Exchange Commission. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

On November 13, 2017, GridIron BioNutrients, Inc., a Nevada corporation (“GridIron”), a wholly owned subsidiary of My Cloudz, Inc., a Nevada corporation (the “Company”), announced that it had entered into an Endorsement Agreement, dated October 30, 2017, by and among the Company, National Football League Alumni, Inc. (“NFLA”), National Football League Alumni – Northern California Chapter, and Food For Athletes, Inc.

On November 7, 2017, the parties to the Endorsement Agreement amended to Endorsement Agreement by way of entering into an Endorsement Agreement Addendum I.

Under the terms and conditions of the Endorsement Agreement, as amended, the Company has the right, subject to prior approval by the NFLA, to use NFLA name, and Pro Football Legends Logo and any other means of endorsement by the NFLA used in connection with the advertisement and promotion of the Company and the following GridIron products: Gridiron CBD H2O Probiotics™ Water, Gridiron MVP™ and Gridiron MVP™ Concentrate using the Pro Football Legends Logo on the Licensed Products’ affixed labels, hang-tags or packaging.

In consideration of the endorsement rights granted under the Endorsement Agreement, as amended, GridIron is obligated to pay the following:

(i)	An initial one-time license fee of $35,000, payable to the NFLA-NC;

(ii)	A one-time $10,000 promotional fee payable to NFLA. The $10,000 promotional fee shall be payable in four (4) quarterly payments beginning in 2018: Q1 ($2500); Q2 ($2500); Q3 ($2500); Q4 ($2500). Each payment shall be delivered by no later than the 10th day of the first month of each quarter; and

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(iii)	A donation of $0.05 per Unit sold of Licensed Products within the Contract Territory payable to the NFL Alumni Northern California Chapter. Donated amounts will be allocated and dispersed to the Northern California Chapter beginning on the first full quarter [three (3) month period] of the Agreement and continue on a quarterly basis thereafter for the term of this Agreement. Where the following per Unit conversion shall apply for the term of this Agreement:

a.	(1) Bottle Gridiron MVP™ Water	= $0.05
b.	(1) Bottle Gridiron CBD H20 Probiotics™ Water	= $0.05
c.	(1) 4oz bottle of Gridiron MVP™ Concentrate	= $1.50

Additionally, GridIron is obligated to provide to the NFLA up to 2,000 two-ounce bottles of Gridiron MVP™ Concentrate and provide a combination/assortment of bottle water to NFLA-NC for display and use though out the term of the Agreement at the NFLA-NC facilities.

The Endorsement Agreement expires November 2, 2020.

Item 7.01 Regulation FD Disclosure.

On November 13, 2017, GridIron issued a press release announcing that it had entered into the Endorsement Agreement. GridIron paid the one-time license fee of $35,000 on December 6, 2017, but has not paid any other fees.

The information contained in this Item 7.01, and in Exhibit 99.1, referenced herein is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act or incorporated by reference in any filing under the Securities Act, unless the Company expressly so incorporates such information by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit	Description

10.1

Endorsement Agreement, dated October 30, 2017, by and among GridIron BioNutrients, Inc., a Nevada corporation, National Football League Alumni, Inc. (“NFLA”), National Football League Alumni – Northern California Chapter, and Food For Athletes, Inc.

10.2

Endorsement Agreement Addendum I, dated November 7, 2017, by and among GridIron BioNutrients, Inc., a Nevada corporation, National Football League Alumni, Inc. (“NFLA”), National Football League Alumni – Northern California Chapter, and Food For Athletes, Inc.

99.1	Press release dated Nov 13, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

My Cloudz, Inc.

Date: December 6, 2017	By:	/s/ Timothy Orr
	Name:	Timothy Orr
	Title:	President (principal executive officer, principal financial officer and principal accounting officer)

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